Exhibit 99

          NEWS RELEASE

                                      RUDER-FINN


          FOR IMMEDIATE RELEASE

                         Contacts:
                         --------

                         Renee Martin, Ruder-Finn, 212-593-5859

                         Elric Martinez, Ruder-Finn, 212-583-2707

                         Beverly Tkaczenko, Advanced NMR Systems, Inc. Advanced Mammography Systems, Inc. 800-476-0569


                      ADVANCED NMR SYSTEMS MERGED WITH ADVANCED
                                 MAMMOGRAPHY SYSTEMS

          WILMINGTON, Mass., November 10, 1997 -- Shareholders of Advanced Mammography Systems, Inc. (Nasdaq: MAMOC) at a special meeting held today in New York City, approved the merger with a subsidiary of Advanced NMR Systems, Inc. (Nasdaq: ANMR) and the merger has become effective.

          At a separate meeting, Advanced NMR shareholders approved a one-for-ten reverse stock split of the presently issued and outstanding shares of Advanced NMR common stock. Advanced NMR Systems, Inc. has changed its name to "Caprius, Inc.," and its shares will trade on Nasdaq under the symbol "CAPR," effective November 12, 1997. Advanced NMR shareholders approved all other items voted upon at the meeting.

          In conjunction  with the  merger,  Advanced Mammography  Systems'
          (AMS) shareholders will receive .40 shares of Advanced NMR Systems' common stock on a post-split basis for each share of AMS common stock, owned as of the effective date of the merger. AMS Stock will cease trading on Nasdaq on November 12, 1997.

          The new company, Caprius, Inc., is dedicated to the development and commercialization of the Aurora<trademark> system, a breast imaging system based on magnetic resonance imaging (MRI). the Aurora<trademark> is the only FDA-cleared, MRI-based dedicated breast imaging system in the United States.